UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not required
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2011, Amarin Corporation plc (the “Company,” “we,” “us” and “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and Leerink Swann LLC acting as joint book-running managers and as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 12,000,000 American Depositary Shares (“ADSs”), with each ADS representing one of the Company’s ordinary shares, par value £0.50 per share. The price to the public in this offering is $7.60 per ADS, and the underwriters have agreed to purchase the ADSs from us pursuant to the Underwriting Agreement at a price of $7.296 per ADS. The net proceeds to us from this offering are expected to be approximately $87.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about January 11, 2011, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,800,000 ADSs solely to cover over-allotments, if any.

The offering is being made pursuant to our effective registration statement on Form F-3 (Registration Statement No. 333-170505) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the ADSs in the offering is attached as Exhibit 5.1 hereto.

On January 5, 2011, we issued a press release announcing that we had commenced the offering. On January 6, 2011, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 6, 2011

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 5, 2011

99.2	Press Release, dated January 6, 2011

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	Amarin Corporation plc

	By:	/S/ JOHN THERO
John Thero
President

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 6, 2011

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 5, 2011

99.2	Press Release, dated January 6, 2011

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